Introductory Notes

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended March 31, 2023. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2023 guidance, portfolio resilience and positioning, acquisition growth, and expected timing and payment of dividends, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; the effects and duration of the COVID-19 pandemic; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in the Glossary of Terms on page 19.

i	Supplemental - Quarter End March 31, 2023

Introductory Notes

Pro Rata Financial Information
As of December 31, 2022, the Company owned a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. As of December 31, 2022, IAGM was the Company’s sole joint venture and was unconsolidated.
On January 18, 2023, the Company acquired the four remaining retail properties from IAGM for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM's wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity. IAGM recognized a gain on sale of $45.2 million, of which the Company's share was approximately $24.9 million. Subsequent to the transaction, IAGM proportionately distributed substantially all net proceeds from the sale, of which the Company's share was approximately $71.4 million. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023.
Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three months ended March 31, 2022 and as of December 31, 2022. As of March 31, 2023, as a result of the Company’s acquisition of the remaining IAGM properties, net assets of IAGM were $28.6 million, inclusive of cash and cash equivalents of $30.7 million, which has been included as part of Pro Rata Cash.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter End March 31, 2023

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2023 First Quarter Results
DOWNERS GROVE, III – April 27, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended March 31, 2023. For the three months ended March 31, 2023 and 2022, Net Income was $1.1 million, or $0.02 per diluted share, compared to Net Income of $9.5 million, or $0.14 per diluted share, respectively.
First Quarter 2023 Highlights:
•NAREIT FFO of $0.41 per diluted share
•Core FFO of $0.40 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 3.2%
•Leased Occupancy as of March 31, 2023 of 96.1%
•Executed 64 leases totaling approximately 254,000 square feet of GLA, of which 142,000 square feet was executed at a blended comparable lease spread of 7.0%
•Acquired the four remaining retail properties from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million, assuming aggregate mortgage debt of $92.5 million
“InvenTrust’s Sun Belt concentrated, necessity-based portfolio continues to produce impressive results,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “When we evaluate the continuing tailwinds in our sector and positive elements affecting our portfolio, the momentum we are building as a company is clear. Our simple and focused portfolio is well-positioned to produce strong sector leading internal growth and with our balance sheet capacity, we can grow through acquisitions without the immediate need for external funding should the capital markets remain in flux.”

NET INCOME
•Net Income for the three months ended March 31, 2023 was $1.1 million, or $0.02 per diluted share, compared to Net Income of $9.5 million, or $0.14 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended March 31, 2023 was $28.0 million, or $0.41 per diluted share, compared to $31.7 million, or $0.47 per diluted share, for the same period in 2022.
CORE FFO
•Core FFO for the three months ended March 31, 2023 was $27.4 million, or $0.40 per diluted share, compared to $29.0 million, or $0.43 per diluted share, for the same period in 2022.
SAME PROPERTY NOI
•Same Property NOI for the three months ended March 31, 2023 was $35.8 million, a 3.2% increase, compared to the same period in 2022.

iii	Supplemental - Quarter End March 31, 2023

DIVIDEND
•For the quarter ending March 31, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, payable on April 14, 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of March 31, 2023, the Company’s Leased Occupancy was 96.1%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.8% and Small Shop Leased Occupancy was 91.4%. Anchor and Small Shop Leased Occupancy both increased 10 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 210 basis points, which equates to approximately $4.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the first quarter were 7.0%.
•Annualized Base Rent PSF (“ABR”) as of March 31, 2023 was $19.12, an increase of 2.6% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.37 and Small Shop ABR PSF was $32.20 for the first quarter.
•Acquired the four remaining retail properties on January 18, 2023 from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM’s wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and two related interest rate swaps with an aggregate notional amount of $75.0 million. The remaining balance of the transaction was funded with available liquidity.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $436.0 million of total liquidity, as of March 31, 2023, comprised of $86.0 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility. As of March 31, 2023, net assets of IAGM were $28.6 million, inclusive of cash and cash equivalents of $30.7 million.
•InvenTrust has $92.5 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024, as of March 31, 2023.
•As of March 31, 2023, the Company's weighted average interest rate on its debt was 4.0% and the weighted average remaining term was 4.6 years.
SUBSEQUENT ACTIVITY
•Effective April 3, 2023, the Company’s variable rate on $100.0 million of term loans was swapped to a fixed rate of 3.69%, achieving an all-in interest rate of 4.99%. In tandem with other interest rate swaps, the entirety of the Company's variable rate term loans were swapped to fixed rates through the respective maturity dates.

iv	Supplemental - Quarter End March 31, 2023

2023 GUIDANCE
InvenTrust has updated its 2023 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.06	—	$0.11	$0.23	—	$0.28
NAREIT FFO per diluted share (2)	$1.64	—	$1.69	$1.64	—	$1.69
Core FFO per diluted share	$1.59	—	$1.64	$1.59	—	$1.64
Same Property NOI (“SPNOI”) Growth	3.50%	—	5.00%	3.50%	—	5.00%
General and administrative	$31,250	—	$32,750	$31,250	—	$32,750
Interest expense, net (3)	$34,500	—	$35,500	$34,500	—	$35,500
Adjustments for uncollectibility (4)	50 bps	—	150 bps	50 bps	—	150 bps
Net investment activity (5)	~ $150,000			~ $150,000
The Company’s 2023 Guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items of which, in our judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting, which can result in volatility in straight-line rental income adjustments.
(3) Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of $1.5 million to $2.5 million.
(4) Adjustments for uncollectibility are reflected as basis points of expected total revenue.
(5) Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2023 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2023 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income	$0.06	$0.11
Depreciation and amortization related to investment properties	1.58	1.58
NAREIT FFO Applicable to Common Shares and Dilutive Securities	1.64	1.69
Amortization of market-lease intangibles and inducements, net	(0.06)	(0.06)
Straight-line rent adjustments, net	(0.04)	(0.04)
Adjusting items, net (a)	0.05	0.05
Core FFO Applicable to Common Shares and Dilutive Securities	$1.59	$1.64
(a)Adjusting items, net, are primarily amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.

The Company does not provide a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income within this press release because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results.

v	Supplemental - Quarter End March 31, 2023

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended March 31
	2023	2022
Financial Results

Net income	$1,133	$9,501
Net income per common share - basic	0.02	0.14
Net income per common share - diluted	0.02	0.14

NAREIT FFO (page 7)	28,018	31,658
NAREIT FFO per diluted share	0.41	0.47

Core FFO (page 7)	27,371	29,021
Core FFO per diluted share	0.40	0.43

Same Property NOI (page 6)	35,839	34,725

Same Property NOI growth	3.2%

Adjusted EBITDA (page 7)	36,217	33,855

Distributions declared per share	$0.22	$0.21

Aggregate distributions declared (as a % of Core FFO)	53.2%	47.6%

	As of March 31, 2023 (a)	As of Dec. 31, 2022 (a)	As of Dec. 31, 2021 (a)	As of Dec. 31, 2020 (a)
Capital Information
Shares outstanding	67,508,641	67,472,553	67,344,374	71,998,654

Outstanding Debt, net	$832,986	$805,253	$624,289	$688,422
Less: Pro Rata Cash	(86,002)	(164,448)	(79,628)	(249,854)
Net Debt	$746,984	$640,805	$544,661	$438,568

(a) Outstanding debt, net, and Net Debt as of December 31, 2022, 2021 and 2020 are Pro Rata. Pro Rata Cash as of March 31, 2023 includes cash remaining at our JV.

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$134,730	$132,368	$117,273	$117,078
Net Debt-to-Adjusted EBITDA	5.5x	4.8x	4.6x	3.7x
Fixed charge coverage	4.4x	5.0x	6.4x	5.9x
Net debt to real estate assets, excl property acc depr.	28.4%	24.7%	22.0%	17.7%
Net debt to total assets, excl property acc depr.	25.4%	21.3%	19.3%	14.6%

Distributions Paid Per Share		Liquidity and Credit Facility
Q1 2023	$0.20520	Cash	$86,002
Q4 2022	$0.20520	Available under credit facility	350,000
Q3 2022	$0.20520	Total	$436,002
Q2 2022	$0.20520

	Same Property		Total Portfolio
	Three Months Ended March 31		Three Months Ended March 31
	2023	2022	2023	2022 (a)
Portfolio Metrics
No. of properties	52	52	62	63
GLA (square feet)	8,092	8,087	10,295	9,940
Economic Occupancy	94.4%	93.5%	94.0%	93.2%
Leased Occupancy	96.5%	94.8%	96.1%	94.4%
ABR PSF	$19.72	$19.09	$19.12	$18.64

(a) Total Portfolio metrics for the three months ended March 31, 2022 are Pro Rata and have not been restated to reflect the acquisition of the JV properties in 2023.

1	Supplemental - Quarter End March 31, 2023

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	March 31, 2023	December 31, 2022
Assets	(unaudited)
Investment properties
Land	$691,401	$650,764
Building and other improvements	1,930,980	1,825,893
Construction in progress	7,046	5,005
Total	2,629,427	2,481,662
Less accumulated depreciation	(407,309)	(389,361)
Net investment properties	2,222,118	2,092,301
Cash, cash equivalents and restricted cash	69,291	137,762
Investment in unconsolidated entities	15,706	56,131
Intangible assets, net	138,210	101,167
Accounts and rents receivable	30,306	34,528
Deferred costs and other assets, net	55,823	51,145
Total assets	$2,531,454	$2,473,034

Liabilities
Debt, net	$832,986	$754,551
Accounts payable and accrued expenses	29,474	42,792
Distributions payable	14,548	13,837
Intangible liabilities, net	34,491	29,658
Other liabilities	33,550	28,287
Total liabilities	945,049	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,508,641 shares issued and outstanding as of March 31, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,459,087	5,456,968
Distributions in excess of accumulated net income	(3,893,262)	(3,879,847)
Accumulated comprehensive income	20,512	26,721
Total stockholders' equity	1,586,405	1,603,909
Total liabilities and stockholders' equity	$2,531,454	$2,473,034

2	Supplemental - Quarter End March 31, 2023

Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share information, unaudited

	Three Months Ended March 31
	2023	2022
Income
Lease income, net	$64,830	$57,768
Other property income	295	264
Other fee income	80	754
Total income	65,205	58,786

Operating expenses
Depreciation and amortization	26,758	22,829
Property operating	10,230	8,285
Real estate taxes	9,628	8,043
General and administrative	7,731	7,887
Total operating expenses	54,347	47,044

Other (expense) income
Interest expense, net	(9,509)	(4,809)
Loss on extinguishment of debt	—	(96)
Equity in (losses) earnings of unconsolidated entities	(663)	2,716
Other income and expense, net	447	(52)
Total other (expense) income, net	(9,725)	(2,241)

Net income	$1,133	$9,501

Weighted-average common shares outstanding - basic	67,508,641	67,354,717
Weighted-average common shares outstanding - diluted	67,654,524	67,576,038

Net income per common share - basic	$0.02	$0.14
Net income per common share - diluted	$0.02	$0.14

Distributions declared per common share outstanding	$0.22	$0.21
Distributions paid per common share outstanding	$0.20	$0.20

Comprehensive (loss) income
Net income	$1,133	$9,501
Unrealized (loss) gain on derivatives	(3,317)	15,406
Reclassification (to) from net income	(2,892)	1,025
Comprehensive (loss) income	$(5,076)	$25,932

3	Supplemental - Quarter End March 31, 2023

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	March 31, 2023	December 31, 2022
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$9,570	$14,701
Straight-line rent receivables	20,736	19,827
Total	$30,306	$34,528

Deferred cost and other assets, net
Derivative assets	$22,369	$25,201
Lease commissions, net	13,847	13,834
Other assets	8,067	4,092
Deferred costs, net	6,919	3,089
Right of use assets, net	2,550	2,650
Loan fees, net	2,071	2,279
Total	$55,823	$51,145

Other liabilities
Deferred revenues	$9,366	$9,531
Unearned income	8,317	7,155
Security deposits	6,827	6,318
Other liabilities	4,819	1,997
Operating lease liabilities	3,251	3,265
Derivative liabilities	960	—
Financing lease liabilities	10	21
Total	$33,550	$28,287

4	Supplemental - Quarter End March 31, 2023

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended March 31
		2023	2022
Income
*	Minimum base rent	$40,476	$35,048
*	Real estate tax recoveries	8,517	7,267
*	Common area maintenance, insurance, and other recoveries	6,949	6,292
*	Ground rent income	4,710	3,610
	Amortization of market-lease intangibles and inducements, net	1,516	2,547
*	Short-term and other lease income	1,314	1,064
	Termination fee income	134	168
	Straight-line rent adjustment, net	710	663
	Reversal of uncollectible straight-line rent	199	494
*	Provision for uncollectible billed rent and recoveries	(285)	(236)
*	Reversal of uncollectible billed rent and recoveries	590	851
	Lease income, net	64,830	57,768

*	Other property income	295	264

	JV property management fee	48	412
	JV asset management fee	32	251
	JV leasing commissions	—	91
	Other fee income	80	754

	Total income	$65,205	$58,786

Operating Expenses
	Depreciation and amortization	$26,758	$22,829
*	Property operating	10,230	8,285
*	Real estate taxes	9,628	8,043

	General and administrative expenses	6,413	7,455
	Stock based compensation costs	1,968	1,156
	Capitalized direct development compensation costs	(650)	(724)
	General and administrative	7,731	7,887

	Total operating expenses	$54,347	$47,044

* Component of Net Operating Income

5	Supplemental - Quarter End March 31, 2023

Reconciliation of Non-GAAP Measures
In thousands
Same Property Net Operating Income

	Three Months Ended March 31
	2023	2022
Income
Minimum base rent	$33,879	$32,124
Real estate tax recoveries	6,747	6,403
Common area maintenance, insurance, and other recoveries	5,875	5,627
Ground rent income	3,470	3,343
Short-term and other lease income	1,274	1,054
Provision for uncollectible billed rent and recoveries	(282)	(230)
Reversal of uncollectible billed rent and recoveries	538	841
Other property income	255	267
Total income	51,756	49,429

Operating Expenses
Property operating	8,337	7,563
Real estate taxes	7,580	7,141
Total operating expenses	15,917	14,704

Same Property NOI	$35,839	$34,725

% Change over Prior Period	3.2%

Reconciliation of Net Income to Same Property NOI

	Three Months Ended March 31
	2023	2022
Net income	$1,133	$9,501
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(447)	52
Equity in losses (earnings) of unconsolidated entities	663	(2,716)
Interest expense, net	9,509	4,809
Loss on extinguishment of debt	—	96
Depreciation and amortization	26,758	22,829
General and administrative	7,731	7,887
Other fee income	(80)	(754)
Adjustments to NOI (a)	(2,559)	(3,872)
NOI	42,708	37,832
NOI from other investment properties	(6,869)	(3,107)
Same Property NOI	$35,839	$34,725
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter End March 31, 2023

Reconciliation of Non-GAAP Measures, continued
In thousands

NAREIT FFO and Core FFO

	Three Months Ended March 31
	2023	2022
Net income	$1,133	$9,501
Depreciation and amortization related to investment properties	26,543	22,622
Unconsolidated joint venture adjustments (a)	342	(465)
NAREIT FFO Applicable to Common Shares and Dilutive Securities	28,018	31,658
Amortization of above and below-market leases and lease inducements, net	(1,516)	(2,547)
Straight-line rent adjustments, net	(909)	(1,157)
Adjusting items, net (b)	1,934	873
Unconsolidated joint venture adjusting items, net (c)	(156)	194
Core FFO Applicable to Common Shares and Dilutive Securities	$27,371	$29,021

Weighted average common shares outstanding - basic	67,508,641	67,354,717
Dilutive effect of unvested restricted shares (d)	145,883	221,321
Weighted average common shares outstanding - diluted	67,654,524	67,576,038

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.41	$0.47
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.40	$0.43

(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
(c)Represents our share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

	Three Months Ended March 31
	2023	2022
Net income	$1,133	$9,501
Interest expense, net	9,509	4,809
Income tax expense	126	82
Depreciation and amortization	26,758	22,829
Unconsolidated joint venture adjustments (a)	423	2,260
EBITDA	37,949	39,481
Adjustments to reconcile to Adjusted EBITDA
Loss on debt extinguishment	—	96
Non-operating income and expense, net (b)	865	(94)
Other leasing adjustments (c)	(2,425)	(3,704)
Unconsolidated joint venture adjusting items, net (d)	(172)	(1,924)
Adjusted EBITDA	$36,217	$33,855
(a)Represents our share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.
(d)Represents our share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

7	Supplemental - Quarter End March 31, 2023

Summary of Outstanding Debt
In thousands

	Balance as of March 31, 2023	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$171,080	20%	3.12%	2.6
Variable rate secured debt	17,468	2%	6.45%	0.6
Fixed rate unsecured debt	550,000	66%	3.82%	5.4
Variable rate unsecured debt	100,000	12%	6.10%	4.0
Issuance costs, net of accumulated amortization	(5,562)	n/a	n/a	n/a
Total consolidated debt, net	$832,986	100%	4.00%	4.6

Schedule of Maturities by Year

	Fixed Rate		Variable Rate		Total Debt, net
Maturity Year	Secured Debt	Unsecured Debt	Secured Debt	Unsecured Debt
2023	$75,000	$—	$17,468	$—	$92,468
2024	15,700	—	—	—	15,700
2025	22,880	—	—	—	22,880
2026	—	200,000	—	—	200,000
2027	26,000	100,000	—	100,000	226,000
Thereafter	31,500	250,000	—	—	281,500
Issuance costs, net of amortization	—	—	—	—	(5,562)
Total	$171,080	$550,000	$17,468	$100,000	$832,986
Debt Maturities as of March 31, 2023

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	$22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				80,380

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Cross collateralized (a)	11/2/2023	2.00% (b)	Fixed	45,000
Cross collateralized (a)	11/2/2023	1.97% (b)	Fixed	30,000
Cross collateralized (a)	11/2/2023	1M SOFR + 1.65% (c)	Variable	17,468
Total				92,468

Total mortgages payable		3.43%		188,548

Term Loans
$200.0 million 5 years	9/22/2026	2.71% (b)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.72% (b)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.77% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.76% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	1M SOFR + 1.30% (c)	Variable (d)	100,000
Total				400,000

Senior Notes
$150.0 million	8/11/2029	5.07%	Fixed	150,000
$100.0 million	8/11/2032	5.20%	Fixed	100,000
Total				250,000

Grand total		4.00%		$838,548
(a)The pooled mortgage is cross collateralized by four properties and has two 12-month extension options.
(b)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(c)As of March 31, 2023, 1-Month Term SOFR was 4.80%.
(d)As of April 3, 2023, variable rate was swapped to an all-in fixed rate of 4.99% through the maturity date.

8	Supplemental - Quarter End March 31, 2023

Consolidated Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q1 2023	Q4 2022	Q3 2022	Q2 2022

Leverage Ratio	< 60.0%	< 60.0%	29.5%	28.9%	31.4%	28.5%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.28	4.80	5.61	6.38
Maximum Dividend Payout	< 95%	N/A	51.1%	49.4%	48.8%	48.8%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	4.97	3.67	3.55	4.28
Unsecured Leverage Ratio	< 60%	< 60%	29.7%	31.0%	33.2%	27.5%

Interest Rate Swaps

The Company is party to four interest rate forward swap agreements, which address the periods between the maturity dates of the four effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps effectively fix the interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

On January 18, 2023, the Company acquired IAGM's two interest rate swap agreements, which achieve fixed interest rates on an aggregate notional amount of $75.0 million of the assumed pooled mortgage, each priced in 1-Month Term SOFR.

On March 16, 2023, the Company entered into one interest rate swap agreement with a notional amount of $100.0 million at 3.69%, achieving an all-in fixed interest rate of 4.99%. As of the effective date of April 3, 2023, the entirety of the Company's variable rate term loans was swapped to fixed rates through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Effective Date	Maturity Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5 year term loan	12/2/2019	12/21/2023	1-Month SOFR	1.41%	2.71%	$100,000
5 year term loan	12/2/2019	12/21/2023	1-Month SOFR	1.42%	2.72%	100,000
5.5 year term loan	12/2/2019	6/21/2024	1-Month SOFR	1.46%	2.76%	50,000
5.5 year term loan	12/2/2019	6/21/2024	1-Month SOFR	1.47%	2.77%	50,000
Pooled mortgage	1/18/2023	11/2/2023	1-Month SOFR	0.35%	2.00%	45,000
Pooled mortgage	1/18/2023	11/2/2023	1-Month SOFR	0.32%	1.97%	30,000
						$375,000

Forward Interest Rate Swaps	Effective Date	Maturity Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5.5 year term loan	4/3/2023	3/22/2027	1-Month SOFR	3.69%	4.99%	$100,000
5 year term loan	12/21/2023	9/22/2026	1-Month SOFR	1.51%	2.81%	100,000
5 year term loan	12/21/2023	9/22/2026	1-Month SOFR	1.51%	2.81%	100,000
5.5 year term loan	6/21/2024	3/22/2027	1-Month SOFR	1.54%	2.84%	50,000
5.5 year term loan	6/21/2024	3/22/2027	1-Month SOFR	1.48%	2.78%	50,000
						$400,000

Capital Expenditures

	Three Months Ended March 31
	2023	2022
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$2,075	$1,121
Leasing commissions	475	1,126
Maintenance capital expenditures	2,659	3,372
Total leasing and maintenance capital expenditures (a)	5,209	5,619
Investment in development and redevelopment projects (b)	809	2,469
Grand total	$6,018	$8,088

(a)As of March 31, 2023 and 2022, total accrued leasing and maintenance capital expenditures are $4,500 and $2,475, respectively. These accrued amounts are not reflected in the table above.
(b)As of March 31, 2023 and 2022, total accrued investment in development and redevelopment projects are $264 and $2,657, respectively. These accrued amounts are not reflected in the table above.

9	Supplemental - Quarter End March 31, 2023

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	$32,545	$16.43	17.7%	2,056	20.0%
Houston-Sugar Land-Baytown, TX	6	20,655	16.13	11.2%	1,409	13.7%
Atlanta Metro Area, GA	10	18,897	19.79	10.2%	1,058	10.3%
Miami-Fort Lauderdale-Miami Beach, FL	3	18,427	22.90	10.0%	859	8.3%
Dallas-Fort Worth-Arlington, TX	7	17,191	19.84	9.3%	938	9.1%
Raleigh-Cary-Durham, NC	5	13,125	19.69	7.1%	688	6.7%
So. California - Los Angeles, CA	3	11,263	20.89	6.1%	579	5.6%
Tampa-St. Petersburg, FL	3	8,852	12.98	4.8%	753	7.3%
Orlando-Kissimmee, FL	4	8,723	23.74	4.7%	378	3.7%
Washington D.C/Richmond Metro Area	3	8,704	25.08	4.7%	358	3.5%
Charlotte-Gastonia-Concord, NC	3	8,401	20.21	4.5%	424	4.1%
San Antonio, TX	2	5,965	25.37	3.2%	261	2.5%
So. California - San Diego, CA	2	5,752	26.19	3.1%	225	2.2%
So. California - Inland Empire, CA	2	5,694	23.13	3.1%	246	2.4%
Cape Coral-Fort Myers, FL	1	636	10.10	0.3%	63	0.6%
Total	62	$184,830	$19.12	100%	10,295	100%

State	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	$76,356	$17.50	41.4%	4,664	45.3%
Florida	11	36,638	19.11	19.8%	2,053	19.9%
California	7	22,709	22.60	12.3%	1,050	10.2%
North Carolina	8	21,526	19.89	11.6%	1,112	10.8%
Georgia	10	18,897	19.79	10.2%	1,058	10.3%
Maryland/Virginia	3	8,704	25.08	4.7%	358	3.5%
Total	62	$184,830	$19.12	100%	10,295	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	96.6%	98.7%	$60,742	$11.15	5,641
10,000 - 19,999 SF (a)	96.4%	98.9%	18,174	19.53	966
5,000 - 9,999 SF (b)	89.7%	90.7%	17,335	26.26	745
1 - 4,999 SF (b)	89.3%	91.6%	88,579	33.69	2,943
Total	94.0%	96.1%	$184,830	$19.12	10,295

Anchor Tenants (a)	96.5%	98.8%	$78,916	$12.37	6,607
Small Shops (b)	89.4%	91.4%	$105,914	$32.20	3,688
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10	Supplemental - Quarter End March 31, 2023

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3	14	BBB	$9,025	4.9%	812	7.9%
2	Publix Super Markets, Inc.	Publix 12 / Publix Liquor 3	15	N/A	6,413	3.5%	579	5.6%
3	TJX Companies	Marshalls 7 / HomeGoods 4 / TJ Maxx 2	13	A	4,482	2.4%	367	3.6%
4	Albertsons	Tom Thumb 2 / Safeway 1 / Market Street 2 / Albertsons 1	6	BB	4,303	2.3%	365	3.5%
5	H.E.B.		5	N/A	4,220	2.3%	447	4.3%
6	Amazon, Inc.	Whole Foods Market 5	5	AA	2,701	1.5%	194	1.9%
7	BC Partners	PetSmart 7	7	B+	2,401	1.3%	151	1.5%
8	Best Buy		4	BBB+	2,270	1.2%	138	1.3%
9	Ulta Beauty Inc.		8	N/A	1,991	1.1%	83	0.8%
10	Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 1	5	D	1,888	1.0%	150	1.5%
11	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	BBB	1,876	1.0%	171	1.7%
12	Apollo Global Management, Inc.	Michael's 6	6	N/A	1,776	1.0%	131	1.3%
13	Costco Wholesale		2	A+	1,735	0.9%	298	2.9%
14	Trader Joe's		4	N/A	1,703	0.9%	51	0.5%
15	Bank of America		7	A-	1,649	0.9%	39	0.4%
16	Wells Fargo		9	BBB+	1,522	0.8%	37	0.4%
17	Five Below, Inc.		8	N/A	1,494	0.8%	73	0.7%
18	Ross Dress For Less		4	BBB+	1,453	0.8%	120	1.2%
19	Massage Envy		13	N/A	1,404	0.8%	44	0.4%
20	Petco Animal Supplies Stores, Inc		6	B+	1,352	0.7%	79	0.8%
21	DSW, Inc.		4	N/A	1,296	0.7%	73	0.7%
22	Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.5%
23	Kingswood Capital Management	World Market 5	5	N/A	1,168	0.6%	91	0.9%
24	JP Morgan Chase	Chase Bank 7	7	A+	1,084	0.6%	36	0.3%
25	Walgreens		3	BBB	1,080	0.6%	53	0.5%
	Totals		165		$61,552	33.3%	4,638	45.1%

Tenant Merchandise Mix

Tenant Category	ABR Portfolio	% of Total ABR
Grocery/Drug Stores	$36,412	19.6%
Quick Service Restaurants	22,122	12.0%
Personal Health and Beauty Services	20,503	11.1%
Medical	16,574	9.0%
Full Service Restaurants	15,565	8.4%
Off Price	9,425	5.1%
Apparel/Accessories	9,187	5.0%
Banks	9,089	4.9%
Other	6,858	3.7%
Home	6,777	3.7%
Fitness	6,530	3.5%
Pets	6,235	3.4%
Office/Communications	6,107	3.3%
Hobby/Sports	5,251	2.8%
Other Essential Retail/Services	4,720	2.6%
Entertainment	1,901	1.0%
Hardware/Auto	1,574	0.9%
	$184,830	100%

11	Supplemental - Quarter End March 31, 2023

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The following tables summarize the leasing activity for leases that were executed during the three months ended March 31, 2023. In our Retail Portfolio, we had GLA totaling 320 thousand square feet expiring during the three months ended March 31, 2023, of which 304 thousand square feet was re-leased to the in-place tenant. This achieved a retention rate of approximately 95.0%.

For the three months ended March 31, 2023
	No. of Leases Executed	GLA	ABR PSF (a)	Prior ABR PSF (a)	% Change over Prior Lease (a)	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Renewal Leases	46	132	$29.61	$27.52	7.6%	5.4	$0.63	$—
Comparable New Leases	4	10	34.85	34.75	0.3%	9.7	27.91	17.11
Non-Comparable Renewal and New Leases	14	112	21.10	N/A	N/A	4.7	6.38	2.64
Total	64	254	$29.97	$28.02	7.0%	5.2	$4.22	$1.83

Trailing Four Quarters ending March 31, 2023

Comparable Leases
Total New and Renewal Leases
Q1 2023	50	142	$29.97	$28.02	7.0%	5.7	$2.51	$1.18
Q4 2022	38	332	16.97	16.00	6.1%	8.4	3.81	0.65
Q3 2022	51	364	18.02	16.66	8.2%	4.9	0.46	0.27
Q2 2022	48	140	29.67	25.51	16.3%	7.5	10.62	4.19
Total	187	978	$21.06	$19.35	8.8%	6.6	$3.35	$1.09

New Leases
Q1 2023	4	10	$34.85	$34.75	0.3%	9.7	$27.91	$17.11
Q4 2022	4	62	11.73	9.83	19.3%	15.1	20.57	3.50
Q3 2022	5	7	40.63	37.52	8.3%	8.8	22.79	14.71
Q2 2022	10	63	23.77	16.85	41.1%	10.0	23.49	9.36
Total	23	142	$20.07	$16.00	25.4%	12.2	$22.48	$7.59

Renewals
Q1 2023	46	132	$29.61	$27.52	7.6%	5.4	$0.63	$—
Q4 2022	34	270	18.17	17.40	4.4%	6.9	—	—
Q3 2022	46	357	17.60	16.27	8.2%	4.8	0.04	—
Q2 2022	38	77	34.45	32.53	5.9%	5.5	0.19	—
Total	164	836	$21.23	$19.91	6.6%	5.6	$0.13	$—

Non-Comparable Leases
Q1 2023	14	112	$21.10			4.7	$6.38	$2.64
Q4 2022	14	103	11.91			4.2	13.30	4.84
Q3 2022	16	29	30.34			7.1	26.84	11.40
Q2 2022	16	115	17.67			6.7	28.87	4.60
Total	60	359	$18.09			5.4	$17.22	$4.60

(a)Non-comparable leases are not included in totals.

12	Supplemental - Quarter End March 31, 2023

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)
2023	2	123	1.9%	$768	0.9%	$6.24
2024	23	565	8.9%	7,459	9.2%	13.20
2025	19	799	12.5%	8,958	11.0%	11.21
2026	17	490	7.7%	6,427	7.9%	13.12
2027	42	1,402	22.0%	20,355	25.0%	14.52
2028	25	579	9.1%	8,272	10.2%	14.29
2029	11	392	6.1%	4,683	5.8%	11.95
2030	8	204	3.2%	2,991	3.7%	14.66
2031	6	294	4.6%	2,659	3.3%	9.04
2032	10	370	5.8%	4,912	6.0%	13.28
Thereafter	25	1,162	18.2%	13,828	17.0%	11.90
Other (b)	—	—	—%	—	—%	—
Totals	188	6,380	100%	$81,312	100%	$12.74
Vacant space		227
Total		6,607

Small Shops

2023	90	217	6.6%	$6,465	5.6%	$29.79
2024	152	388	11.8%	12,316	10.7%	31.74
2025	154	343	10.4%	11,221	9.7%	32.71
2026	192	483	14.6%	16,039	13.9%	33.21
2027	227	550	16.7%	19,401	16.8%	35.27
2028	140	343	10.4%	12,601	10.9%	36.74
2029	92	261	7.9%	9,069	7.9%	34.75
2030	64	162	4.9%	6,272	5.4%	38.72
2031	67	212	6.4%	7,931	6.9%	37.41
2032	82	205	6.2%	8,179	7.1%	39.90
Thereafter	32	100	3.0%	4,908	4.3%	49.08
Other (b)	14	36	1.1%	908	0.8%	25.22
Totals	1,306	3,300	100%	$115,310	100%	$34.94
Vacant space		388
Total		3,688

Total

2023	92	340	3.5%	$7,233	3.7%	$21.27
2024	175	953	9.8%	19,775	10.1%	20.75
2025	173	1,142	11.8%	20,179	10.3%	17.67
2026	209	973	10.1%	22,466	11.4%	23.09
2027	269	1,952	20.3%	39,756	20.2%	20.37
2028	165	922	9.5%	20,873	10.5%	22.64
2029	103	653	6.7%	13,752	7.0%	21.06
2030	72	366	3.8%	9,263	4.7%	25.31
2031	73	506	5.2%	10,590	5.4%	20.93
2032	92	575	5.9%	13,091	6.7%	22.77
Thereafter	57	1,262	13.0%	18,736	9.5%	14.85
Other (b)	14	36	0.4%	908	0.5%	25.22
Totals	1,494	9,680	100%	$196,622	100%	$20.31
Vacant space		615
Total		10,295
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13	Supplemental - Quarter End March 31, 2023

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Date	Property Name (a)	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (b)

1/18/23	Bay Colony	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
1/18/23	Blackhawk Town Center	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
1/18/23	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
1/18/23	Stables Town Center	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
			$221,600	1,124
(a)These retail properties were acquired from the JV.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.

Joint Venture Dispositions

Ownership	Date	Property Name	Market	Disposition Price (a)	GLA (a)	Leased Occ.	Anchor Tenants (b)

55%	1/18/23	Bay Colony	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
55%	1/18/23	Blackhawk Town Center	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
55%	1/18/23	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
55%	1/18/23	Stables Town Center	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
				$221,600	1,124
(a)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.

14	Supplemental - Quarter End March 31, 2023

Development Pipeline
In thousands

Active Redevelopments
Property Name	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	$320	$130
Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	1,400	450
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of a freestanding building.	3Q - 2024	625	—
Totals				$2,345	$580	7-10%

(a) Our estimated timing of completion may be impacted by factors outside of our control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property Name	Market	Project Description	Completion Quarter	Completed Costs	Costs to Date
Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	3Q - 2022	$1,600	$1,600
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center including façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	$2,600	$2,600
Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center including demolition and expansion of the Publix grocery store, upgrades to the facade, signage enhancement, and common area improvements.	3Q - 2022	$10,800	$10,800

Potential Developments and Redevelopments
Property Name	Market	Project Description
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning, including re-merchandising of the shopping center and re-development of a pre-existing single tenant building to a multi-tenant building.
Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.
River Oaks Shopping Center	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center and addition of a freestanding building.
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion of the shopping center.
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of an outparcel.
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Plantation Grove	Orlando-Kissimmee	Redevelopment and expansion of the shopping center.

15	Supplemental - Quarter End March 31, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	100%	$25.32	Yes	Stater Brothers
2	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	100%	$22.07	Yes	Sprouts Farmers Market, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
3	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$18.16	Yes	Albertson's, Rite Aid
4	River Oaks	So. California - Los Angeles	CA	C	275	96.1%	$20.94	Yes	Sprouts Farmers Market, Target, Big 5 Sports Goods, Five Below, Total Wine & More, Ulta
5	Stevenson Ranch	So. California - Los Angeles	CA	C	187	92.8%	$22.45	Yes	Ralphs, Furniture Design Center, L.A. Fitness, PetSmart
6	Campus Marketplace	So. California - San Diego	CA	N	144	100%	$31.11	Yes	Ralphs, CVS, Discovery Isle Child Development Center
7	Old Grove Marketplace	So. California - San Diego	CA	N	81	100%	$17.56	Yes	Ralphs, Lowe's*
	Total CA				1,050		$22.60

8	Buckhead Crossing	Atlanta Metro Area	GA	P	221	98.0%	$21.13	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
9	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$10.98	Yes	Publix
10	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	99%	$35.24	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
11	Plaza Midtown	Atlanta Metro Area	GA	N	70	96.3%	$26.87	Yes	Publix
12	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.39	Yes	Publix
13	Sandy Plains Centre	Atlanta Metro Area	GA	C	131	93.7%	$23.33	Yes	Kroger, Pet Supplies Plus, Walgreens*
14	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	94.3%	$21.06	No	Crunch Fitness
15	Thomas Crossroads	Atlanta Metro Area	GA	N	105	96.6%	$10.05	Yes	Kroger
16	Trowbridge Crossing	Atlanta Metro Area	GA	N	63	95.4%	$12.10	Yes	Publix
17	Windward Commons	Atlanta Metro Area	GA	N	117	99.9%	$15.15	Yes	Kroger
	Total GA				1,058		$19.79

18	Bay Landing (d)	Cape Coral-Fort Myers	FL	N	63	100%	$10.10	Yes	The Fresh Market, HomeGoods
19	PGA Plaza Palm Beach Gardens	Miami-Fort Lauderdale-Miami Beach	FL	C	121	97.7%	$34.92	Yes	Trader Joe's, Marshalls, Ulta
20	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach	FL	P	345	98.1%	$16.70	Yes	Costco Wholesale, Going Going Gone, Marshalls
21	Westfork & Paraiso	Miami-Fort Lauderdale-Miami Beach	FL	N	393	93.6%	$24.76	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
22	Lakeside & Lakeside Crossing	Orlando-Kissimmee	FL	N	76	97.9%	$47.11	Yes	Trader Joe's
23	Plantation Grove	Orlando-Kissimmee	FL	N	74	98.1%	$15.44	Yes	Publix
24	Rio Pinar Plaza	Orlando-Kissimmee	FL	N	131	98.4%	$18.95	Yes	Publix, Planet Fitness
25	Suncrest Village	Orlando-Kissimmee	FL	N	97	95.3%	$18.46	Yes	Publix, Orange County Tax Collector
26	Gateway Market Center	Tampa-St. Petersburg	FL	P	231	100%	$10.79	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx, Tuesday Morning
27	Peachland Promenade	Tampa-St. Petersburg	FL	N	177	97.0%	$14.17	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
28	Sarasota Pavilion	Tampa-St. Petersburg	FL	P	345	85.9%	$14.06	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, PetSmart, Ross Dress for Less, SunTrust Bank
	Total FL				2,053		$19.11

29	The Shops at Town Center	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$30.30	Yes	Safeway
30	Travilah Square Shopping Center	Washington D.C/Richmond Metro Area	MD	N	56	96.0%	$48.86	Yes	Trader Joe's
31	Westpark Shopping Center	Washington D.C/Richmond Metro Area	VA	C	177	100%	$14.95	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
	Total MD/VA				358		$25.08

32	Eastfield Village (d)	Charlotte-Gastonia-Concord	NC	C	96	91.8%	$17.62	Yes	Food Lion, Gold's Gym
33	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$27.12	Yes	Whole Foods Market
34	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100%	$19.41	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market

16	Supplemental - Quarter End March 31, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
35	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$14.80	Yes	Food Lion
36	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$16.90	Yes	Harris Teeter, CVS
37	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$16.94	Yes	Harris Teeter, CVS
38	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	95.8%	$22.80	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
39	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.82	Yes	Harris Teeter
	Total NC				1,112		$19.89

40	Escarpment Village (d)	Austin-Round Rock	TX	N	170	100%	$21.48	Yes	HEB
41	Kyle Marketplace	Austin-Round Rock	TX	C	225	99.3%	$17.04	Yes	HEB
42	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$21.63	No	Walgreens
43	Scofield Crossing	Austin-Round Rock	TX	N	95	97.2%	$17.58	Yes	Hana World Market, Goodwill
44	Shops at Arbor Trails (d)	Austin-Round Rock	TX	C	357	100%	$13.70	Yes	Costco, Whole Foods Market, Haverty's Furniture, Marshalls
45	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.2%	$14.06	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
46	The Parke	Austin-Round Rock	TX	P	406	99.1%	$16.59	Yes	Whole Foods Market, Buy Buy Baby, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta, World Market
47	University Oaks	Austin-Round Rock	TX	P	236	84.3%	$20.72	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
48	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	99.1%	$15.26	Yes	Tom Thumb
49	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	95.7%	$23.69	Yes	Market Street, PetSmart, Phenix Salon Suites
50	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	233	99.4%	$20.73	Yes	Walmart*, Barnes & Noble, Burlington, DSW, Michaels, Petco, Ulta
51	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	98.4%	$13.06	Yes	Tom Thumb, Petco
52	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	100%	$20.99	Yes	Market Street
53	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$24.57	Yes	Whole Foods Market
54	The Highlands of Flower Mound (d)	Dallas-Fort Worth-Arlington	TX	P	175	90.8%	$18.16	Yes	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
55	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	100%	$14.40	Yes	Kroger
56	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	416	93.0%	$16.46	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
57	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.94	Yes	HEB, Walgreens
58	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	433	92.3%	$15.73	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
59	Eldridge Town Center & Windermere Village	Houston-Sugar Land-Baytown	TX	C	175	90.6%	$18.09	Yes	Kroger, Kohl's*, Petco
60	Stables Town Center (d)	Houston-Sugar Land-Baytown	TX	N	148	94.5%	$17.55	Yes	Kroger
61	Sonterra Village	San Antonio	TX	N	42	100%	$33.18	Yes	Trader Joe's
62	Stone Ridge Market (d)	San Antonio	TX	C	219	90.0%	$23.65	Yes	HEB Plus*, Burlington, PetSmart
	Total TX				4,664		$17.50

	Grand Totals				10,295	96.1%	$19.12
(a)N = Neighborhood Center, P = Power Center, C = Community Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three months ended March 31, 2023.

17	Supplemental - Quarter End March 31, 2023

Components of Net Asset Value as of March 31, 2023
In thousands, except share information

		Page No.
NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$37,998	5
Ground rent income	4,710	5
NOI	42,708	5

Annualized NOI, excluding ground rent income	151,992
Annualized ground rent income	18,840

Projected remaining development
Net Project Costs	1,765	15
Estimated Range for Incremental Yield	7-10%	15

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	80	5

Other Assets
Cash, cash equivalents and restricted cash	69,291	2
Billed base rent, recoveries, and other revenue	9,570	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (a)	16,932

Liabilities
Debt	838,548	8
Issuance costs, net of accumulated amortization	(5,562)	8
Accounts payable and accrued expenses	29,474	2
Distributions payable	14,548	2
Other liabilities	33,550	2
Projected remaining consolidated project costs	1,765	15
Total JV Other Liabilities, at share (b)	2,229

Common Shares Outstanding	67,508,641	2

(a)Total JV other assets, at share, includes cash and cash equivalents and accounts receivable.
(b)Total JV liabilities, at share, includes accounts payable and accrued expenses and other liabilities.

18	Supplemental - Quarter End March 31, 2023

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, net, and depreciation and amortization. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.
Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three months ended March 31, 2022. Pro Rata Cash includes IVT’s share of the cash and cash equivalents held at the joint venture as of March 31, 2023.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

19	Supplemental - Quarter End March 31, 2023